Exhibit 99.2

Alector Announces Appointment of Shehnaaz Suliman, M.D., MBA, M.Phil., as President and Chief Operating Officer

SOUTH SAN FRANCISCO, Calif. – December 11, 2019 -- Alector, Inc. (Nasdaq: ALEC), a clinical-stage biotechnology company pioneering immuno-neurology, today announced the appointment of Shehnaaz Suliman, M.D., MBA, M.Phil. as the company’s president and chief operating officer. In this new role, Dr. Suliman will oversee Alector’s day-to-day operations, including preclinical development, program management, strategic and administrative functions. Dr. Suliman will report to Arnon Rosenthal, Ph.D., chief executive officer of Alector.

“Shehnaaz’s background and expertise in drug development, strategy, portfolio management, and operational leadership uniquely position her to bring greater integration to our operations. Her strong track record of building and leading teams that can support the development of life-changing medicines comes at a key inflection point for Alector as we prepare to launch our first registrational trial in 2020,” said Dr. Rosenthal. “Shehnaaz’s core leadership strengths will be invaluable to our entire organization, and we look forward to leveraging her insights as a thought partner and leader at Alector.”

“Neurodegeneration affects millions of patients and families worldwide, and I am proud to be supporting Alector’s mission to find a cure for these diseases. As the leader in immuno-neurology, Alector has made substantial progress in rapidly advancing a broad clinical portfolio of novel and innovative programs,” said Dr. Suliman. “As we advance our lead programs into late-stage clinical development and continue to progress our research pipeline, I look forward to partnering with the team to further our vision for finding cures for neurodegenerative diseases. I am excited to be joining the company at this important time and look forward to helping Alector execute our objectives and scale our organization effectively.”

Dr. Suliman brings over 20 years of business development, drug development, strategic and operational expertise, and executive leadership skills to Alector. She joins Alector from Theravance Biopharma, where she served as senior vice president, corporate development and strategy, a position she held from July 2017 to March 2019. Prior to Theravance, Dr. Suliman worked for Genentech as a group leader and project team leader in the R&D Portfolio Management and Operations Group from September 2010 to May 2015 where she led and oversaw a number of neuroscience development programs. She was also vice president and global therapeutic head, Roche Partnering from June 2015 to July 2017. Dr. Suliman held various management roles of increasing responsibility at Gilead Sciences between January 2005 and September 2010. Before Gilead, Dr. Suliman was an investment banker with Lehman Brothers and Petkevich & Partners, advising public and private companies on buy- and sell-side transactions. She is a member of the board of directors of Ultragenyx Pharmaceutical, a biopharmaceutical company, and 10X Genomics, a life science technology company. Dr. Suliman received her M.D. from the University of Cape Town Medical School, South Africa, and

holds an M.B.A., with distinction, and M.Phil. in development studies from Oxford University, where she was a Rhodes Scholar.

About Alector

Alector is a clinical-stage biotechnology company pioneering immuno-neurology, a novel therapeutic approach for the treatment of neurodegenerative diseases. Immuno-neurology targets immune dysfunction as a root cause of multiple pathologies that are drivers of degenerative brain disorders. Alector is developing a broad portfolio of programs designed to functionally repair genetic mutations that cause dysfunction of the brain’s immune system and enable the rejuvenated immune cells to counteract emerging brain pathologies. The Company’s product candidates are supported by biomarkers and target genetically defined patient populations in frontotemporal dementia and Alzheimer’s disease. Alector is headquartered in South San Francisco, California. For additional information, please visit www.alector.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding the Company’s plans for and anticipated benefits and mechanism of the Company’s product candidates, the timing and objectives of the clinical studies and anticipated regulatory and development milestones. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Alector files with the Securities and Exchange Commission, including in our quarterly report on Form    10-Q that is filed with the Securities and Exchange Commission (“SEC”). Copies of reports filed with the SEC are posted on Alector’s website and are available from Alector without charge.

Contacts

Media:

1AB

Dan Budwick, 973-271-6085

dan@1abmedia.com

Investors:

Alector, Inc.

ir@alector.com